UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 20, 2005
Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.49
EXHIBIT 10.50
EXHIBIT 10.51

Item 1.01 Entry into a Material Definitive Agreement.

Compensation Agreement and Notice of Grant of Stock Option and Option Agreement with William C. Baker

     On January 20, 2005, Callaway Golf Company (the “Company”) entered into a Compensation Agreement with William C. Baker, Chairman and Chief Executive Officer of the Company (the “Compensation Agreement”) to memorialize the terms of the compensation Mr. Baker will receive while serving as Chief Executive Officer. The Compensation Agreement will continue until such time as a new Chief Executive Officer is hired and takes office or until otherwise determined by the Company’s Board of Directors. Pursuant to the Compensation Agreement, the Company has agreed to provide Mr. Baker: (i) a base salary (currently $800,000 per year), (ii) an opportunity to earn an annual bonus based upon participation in the Company’s officer bonus plan as it may or may not exist from time to time and (iii) certain other benefits generally available to other members of senior management.

     The description of the terms of the Compensation Agreement is qualified in its entirety by reference to the Compensation Agreement, which is attached hereto as Exhibit 10.49 and incorporated herein by this reference.

     Also attached hereto as Exhibit 10.50 and incorporated herein by this reference is a Notice of Grant of Stock Option and Option Agreement (the “Option Agreement”) setting forth the terms of a non-qualified stock option for 500,000 shares, at an exercise price of $11.62 per share, that was granted to Mr. Baker on November 23, 2004 and previously reported on a Form 4 filed with the Securities and Exchange Commission. The shares are scheduled to vest in three equal annual installments on the first, second and third anniversaries of the date of grant. Notwithstanding the foregoing, the Option Agreement provides for a minimum vesting of 50,000 shares except under certain limited circumstances. Subject to these minimum vesting requirements, (i) the vesting schedule is not accelerated upon a change in control and (ii) upon the termination of Mr. Baker’s employment, all unvested option shares will be cancelled and Mr. Baker will have one year after such termination of employment to exercise any vested shares.

     The description of the terms of the Option Agreement is qualified in its entirety by reference to the Option Agreement.

Officer Employment Agreement with Robert A. Penicka

     On January 20, 2005, the Company entered into an Officer Employment Agreement with Robert A. Penicka (the “Officer Employment Agreement”). The term of the Officer Employment Agreement is for the period commencing January 1, 2005 and terminating December 31, 2006, unless it is earlier terminated as provided therein. Pursuant to the Officer Employment Agreement, the Company has agreed to provide Mr. Penicka: (i) a base salary of $500,000 per year, (ii) a one-time special bonus in the amount of $150,000, (iii) an opportunity to participate in the annual and long-term compensation programs and benefit plans generally available to other members of senior management and (iv) a relocation benefits package to assist with the relocation of his family to San Diego County, California from his residence in Connecticut.

     Upon a Termination Event (as such term is defined in the agreement) within one year following a change in control, or generally upon any other termination of his employment except in the case of a termination for substantial cause or voluntary resignation by Mr. Penicka, the Officer Employment Agreement generally provides for the following termination benefits: (i) the immediate vesting of all unvested long-term incentive awards held by him as of the date of such termination, (ii) severance payments equal to one-half of his then-current base salary for a period of 24 months from the date of termination, provided he executes a release of claims in favor of the Company, (iii) incentive payments equal to one-half of his then-current base salary for a period of 24 months from the date of termination, provided he does not engage in any business or venture that competes with the business of the Company or any of its affiliates and (iv) the payment of premiums of COBRA or Cal-COBRA insurance benefits for up to 24 months.

     The description of the terms of the Officer Employment Agreement is qualified in its entirety by reference to the Officer Employment Agreement, which is attached hereto as Exhibit 10.51 and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
10.49	Compensation Agreement by and between Callaway Golf Company and William C. Baker.

10.50	Notice of Grant of Stock Option and Option Agreement by and between Callaway Golf Company and William C. Baker.

10.51	Officer Employment Agreement by and between Callaway Golf Company and Robert A. Penicka.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005	CALLAWAY GOLF COMPANY

	By:	/s/ Steven C. McCracken

	Name:	Steven C. McCracken
	Title:	Senior Executive Vice President,
Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description
10.49	Compensation Agreement by and between Callaway Golf Company and William C. Baker.

10.50	Notice of Grant of Stock Option and Option Agreement by and between Callaway Golf Company and William C. Baker.

10.51	Officer Employment Agreement by and between Callaway Golf Company and Robert A. Penicka.